Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
     On January 27, 2008, we entered into a definitive agreement pursuant to which we will acquire all outstanding shares of common stock of Matria Healthcare, Inc. (“Matria”), for consideration per share of (i) $6.50 in cash and (ii) convertible preferred stock of Inverness having a stated value of $32.50 per share (convertible at $69.32, a premium of 30% over the prior five day closing average price of Inverness shares) or, at the election of Inverness, $39 in cash. The convertible preferred stock is estimated to be issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration will be approximately $1.2 billion, consisting of approximately $900 million to acquire the Matria shares of common stock and assumption of approximately $300 million of Matria’s indebtedness outstanding. The proposed transaction will take the form of an indirect acquisition through a merger of a newly formed, wholly-owned subsidiary of Inverness with and into Matria. Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations.
     The unaudited pro forma condensed combined financial statements (the “Financial Statements”) reflect our probable acquisition of Matria. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness and Matria. The Financial Statements also reflect our previous acquisitions of Biosite Incorporated (“Biosite”) (including related financing transactions), Cholestech Corporation (“Cholestech”), Instant Technologies, Inc. (“Instant”) and our November 2007 issuance of 13.6 million shares of common stock for net proceeds of $806.9 million. All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Financial Statements. Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the acquisitions.
     The Financial Statements also reflect our previous transfer of our consumer diagnostic products assets to a 50/50 joint venture with The Procter & Gamble Company (“P&G”), the elimination of the historical results of operations of our consumer diagnostic products business, and the impact of the new manufacturing agreement with the joint venture on our historical results of operations.
     For purposes of preparing the Financial Statements, the historical financial information for Inverness and Matria is based on the year ended December 31, 2007.
     The historical Matria financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 represents the pre-acquisition results of Matria. The historical Biosite financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended June 26, 2007, which represent the historical pre-acquisition results of Biosite. The historical Cholestech financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended September 12, 2007, which represent the historical pre-acquisition results of Cholestech. The historical Instant financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 includes results of operations for the pre-acquisition period ended March 12, 2007, which represent the historical pre-acquisition results of Instant.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 assumes that the pending acquisition of Matria, the acquisition of Biosite and the related financing transactions, the acquisition of Cholestech and Instant, the consummation of the 50/50 joint venture with P&G and the November 2007 issuance of common stock occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Matria occurred on December 31, 2007. The historical Inverness balance sheet as of December 31, 2007 reflects the acquisition of Biosite and the related financing transactions, the acquisitions of Cholestech and Instant, the November 2007 public offering and the consummation of the 50/50 joint venture with P&G.
     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the pending merger with Matria or the other transactions described above been consummated as of January 1, 2007 or December 31, 2007. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K for the year ended December 31, 2007, and our previously filed Forms 8-K, as well as the historical financial statements and notes thereto of Matria included in its Annual Report on Form 10-K for the year ended December 31, 2007.
     The following are summaries of the completed transactions reflected in the unaudited pro forma condensed combined financial statements.
November 2007 Public Offering
     On November 20, 2007, we completed a public offering in which we sold a total of 13,634,302 shares in the offering at a public offering price of $61.49 per share. The total number of shares sold by the Company included 1,800,000 shares sold to the underwriters upon their exercise of their over-allotment option in full. Certain selling stockholders of the Company also sold 165,698 shares of common stock in the offering. The net proceeds to the Company from the offering were approximately $806.9 million.
Acquisition of Cholestech
     On September 12, 2007, we completed our acquisition of Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $354.6 million, which consisted of 6,840,361 shares of our common stock with an aggregate fair value of $329.8 million, $4.5 million for direct acquisition costs, and $20.3 million of fair value associated with the outstanding fully-vested Cholestech employee stock options which were converted to options to acquire our common stock as part of the transaction.
Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite Incorporated, or Biosite, a publicly-traded global medical diagnostic company utilizing a biotechnology approach to create products for the diagnosis of critical diseases and conditions. The preliminary aggregate purchase price was $1.8 billion, which consisted of $1.6 billion in cash, $68.8 million in estimated direct acquisition costs and $77.4 million of fair value associated with Biosite employee stock options which were exchanged as part of the transaction.
     To finance the acquisition, we entered into a secured First Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, a secured Second Lien Credit Agreement with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and certain related guaranty and security agreements. The First Lien Credit Agreement provides for term loans in the aggregate amount of $900.0 million and, subject to our continued compliance with the First Lien Credit Agreement, a $150.0 million revolving line of credit. The Second Lien Credit Agreement provides for term loans in the aggregate amount of $250.0 million. To finance the acquisition, we drew the full amount of the term loans under the two Credit Agreements and approximately $73.1 million under the revolver.
     A portion of the acquisition was also financed from the proceeds of our May 2007 sale of $150.0 million principal amount of 3% convertible senior subordinated notes due 2016 (the “Convertible Notes”) in a private placement to qualified institutional buyers.

Joint Venture with P&G
     On May 17, 2007, we completed our previously announced transaction to form a 50/50 joint venture with P&G for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing, Inverness and P&G entered into material definitive agreements, pursuant to which we transferred our consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million.
     Upon completion of the transaction to form the joint venture, we ceased to consolidate the operating results of our consumer diagnostic products business and began to account for our 50% interest in the results of the joint venture under the equity method of accounting. In our capacity as the manufacturer of products for the joint venture, we supply products to the joint venture and record revenue on those sales. No gain on the proceeds that we received from P&G through the formation of the joint venture will be recognized in our financial statements until P&G’s option to require us to purchase its interest in the joint venture expires. As a result, all income tax effects as a result of this transaction have also been deferred.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., or Instant, a privately-owned distributor of rapid drugs of abuse diagnostic products used in the workplace, criminal justice and other testing markets. On December 28, 2007, we acquired the remaining 25% interest, bringing the aggregate purchase price to $60.8 million, which consisted of $38.9 million in cash, common stock with an aggregate fair value of $21.5 million, and $0.4 million in direct acquisition costs. In addition, we assumed and paid debt of $4.9 million.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro forma Condensed Combined Statements of Operations
For the year ended December 31, 2007
(in 000s, except per share amounts)

		Pro forma Adjustments
		Completed Transactions														Pending Transaction
		Instant	Instant		Disposition of		Formation of		Biosite	Biosite		Cholestech	Cholestech		Pro forma	Matria	Matria		Pro forma
	Inverness	Historical	Adjustments		CD Business		Joint Venture		Historical	Adjustments		Historical	Adjustments		Combined Company	Historical	Adjustments		Combined Company
Net product and service revenue	$817,561	$5,381	$(544)	A	$(73,781)	E	$36,007	G	$152,686	$—		$47,954	$—		$985,264	$352,235	$—		$1,337,499
License and royalty revenues	21,979	—	—		—		—		2,718	—		—	—		24,697	—	—		24,697

Net revenues	839,540	5,381	(544)		(73,781)		36,007		155,404	—		47,954	—		$1,009,961	352,235	—		$1,362,196
Cost of sales	445,813	3,143	(544)	A	(34,292)	E	34,292	G	47,406	10,011	J	17,040	4,517	O	527,386	107,513	32,585	AF	667,484

Gross profit	393,727	2,238	—		(39,489)		1,715		107,998	(10,011)		30,914	(4,517)		482,575	244,722	(32,585)		694,712

Operating expenses:
Research and development	69,412	—	—		(7,290)	E	—		26,780	—		4,384	—		93,286	—	—		93,286
In-process research and development	173,960	—	—		—	E	—		—	(169,000)	K	—	—		4,960	—	—		4,960
Sales and marketing	165,328	1,014	870	B	(16,414)	E	—		38,222	20,232	J	11,052	5,796	O	226,100	47,217	22,176	S	295,493
General and administrative	158,438	254	—		(6,823)	E	—		33,197	(67,300)	L	16,389	(6,218)	P	127,937	139,801	(32,585)	AF	235,153

Total operating expenses	567,138	1,268	870		(30,527)		—		98,199	(216,068)		31,825	(422)		452,283	187,018	(10,409)		628,892

Operating income	(173,411)	970	(870)		(8,962)		1,715		9,799	206,057		(911)	(4,095)		30,292	57,704	(22,176)		65,820
Interest and other income (expense), net	(69,879)	(169)	(86)	C, D	—		3,509	H	2,060	(60,574)	M	2,107	—		(123,032)	(22,105)	23,641	T	(121,496)

(Loss) Income before income taxes	(243,290)	801	(956)		(8,962)		5,224		11,859	145,483		1,196	(4,095)		(92,740)	35,599	1,465		(55,676)
Income tax (benefit) provision	(1,799)	—	36		(2,331)	F	929	I	5,515	(5,515)	N	(723)	723	Q	(1,321)	14,534	(12,681)	V	532
	—	—	—		—		—		—	1,844	N	—	—		—	—	—

Net (loss) income	$(241,491)	$801	$(992)		$(6,631)		$4,295		$6,344	$149,154		$1,919	$(4,818)		$(91,419)	$21,065	$14,146		$(56,208)

Preferred stock dividends	$—	—	—		—		—		—	—		—	—		—	—	$(21,489)	W	$(21,489)

Net (Loss) Income available to common stockholders	$(241,491)	$801	$(992)		$(6,631)		$4,295		$6,344	$149,154		$1,919	$(4,818)		$(91.419)	$21,065	$(7,343)		$(77,697)

Net loss per common share:
Basic and diluted	$(4.69)														$(1.62)				$(1.14)

Weighted average shares — basic and diluted	51,510		—				—			—			4,760	R	56,270		12,065	X	68,335

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2007
(in thousands)

	Pending Transaction
	Inverness	Matria	Matria		Pro forma
	Historical	Historical	Adjustments		Combined Company
ASSETS

Current assets:
Cash and short term investments	$559,152	$19,501	$(425,936)	Y, Z	$152,717
Accounts receivable, net of allowances	163,380	45,968	—		209,348
Inventory, net	148,231	—	—		148,231
Deferred tax assets	18,170	15,308	—		33,478
Prepaid expenses and other current assets	64,041	11,479	(13)	U	75,507

Total current assets	952,974	92,256	(425,949)		619,281

Property, plant and equipment, net	267,880	40,013	(14,049)	S	293,844
Goodwill, trademarks and other intangible assets, net	3,496,616	543,464	624,551	S, AC, AE	4,664,631
Deferred financing costs, net, and other assets	149,932	10,505	(6,624)	U	153,813
Deferred tax assets	15,799	—	—		15,799

Total assets	$4,883,201	$686,238	$177,929		$5,747,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20,320	$43,988	$(43,988)	Z	$20,320
Current portion of capital lease obligations	776	—	—		776
Accounts payable	72,061	8,365	—		80,426
Accrued expenses and other current liabilities	185,751	29,681	28,440	AE	243,872

Total current liabilities	278,908	82,034	(15,548)		345,394

Long-term liabilities:
Long-term debt	1,366,395	238,688	(238,688)	Z	1,366,395
Capital lease obligations	358	—	—		358
Deferred tax liabilities	325,308	7,257	18,240	AC	350,805
Other long-term liabilities	322,303	7,019	—		329,322

Total long-term liabilities	2,014,364	252,964	(220,448)		2,046,880

Stockholders’ equity:
Preferred stock	—	—	716,300	AB	716,300
Common stock	77	214	(214)	AA	77

Additional paid-in capital	2,937,143	430,531	(381,666)	AA, AD	2,986,008
Treasury stock	—	—	—		—
Accumulated deficit	(368,560)	(76,389)	76,389	AA	(368,560)

Accumulated other comprehensive income	21,269	(3,116)	3,116	AA	21,269

Total stockholders’ equity	2,589,929	351,240	413,925		3,355,094

Total liabilities and stockholders’ equity	$4,883,201	$686,238	$177,929		$5,747,368

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION, ACQUISITIONS AND JOINT VENTURE
     The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 includes the historical results of Inverness and Matria, our previous acquisitions of Biosite, including the related financing transactions, Cholestech and Instant, the elimination of the historical results of operations for our consumer diagnostic products business and the impact of our new manufacturing agreement in connection with the formation of our 50/50 joint venture with P&G and the November 2007 issuance of common stock on our historical results of operations, as if these transactions had occurred on January 1, 2007.
     The accompanying unaudited pro forma condensed combined balance sheet assumes that the pending acquisition of Matria occurred on December 31, 2007.
Proposed Acquisition of Matria
     The preliminary aggregate purchase price for Matria will be allocated based on the closing balance sheet of Matria as of the date of acquisition, when available. On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the $1.2 million purchase price was allocated based on the December 31, 2007 balance sheet of Matria as follows:

Current assets	$96,124
Property and equipment	25,965
Goodwill	1,046,653
Intangible assets	121,361

Total assets acquired	1,290,103

Current liabilities	38,046
Non-current liabilities	32,516

Total liabilities assumed	70,562

Net assets acquired	1,219,541
Less:
Estimated fair value of preferred stock issued	716,300
Fair value of stock options assumed	48,865

Assumed debt	282,676

Accrued obligations	28,440

Cash consideration	$143,260

     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life

Customer relationships	$93,100	10 years
Core technology	24,461	7 years
Trademarks	3,100	7 years
Non-compete agreements	700	5 years

Total intangible assets with finite lives	$121,361

Acquisition of Cholestech
     On September 12, 2007, we acquired Cholestech, a publicly-traded leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. The preliminary aggregate purchase price was $354.6 million, which consisted of common stock with an aggregate fair value of $329.8 million, $4.5 million for direct acquisition costs, and $20.3 million of fair value associated with the Cholestech employee stock options and restricted stock awards which were exchanged as part of the transaction.

     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$84,572
Property, plant and equipment	6,643
Goodwill	140,584
Intangible assets	203,850
Other non-current assets	378

Total assets acquired	436,027

Current liabilities	12,361
Non-current liabilities	69,092

Total liabilities assumed	81,453

Net assets acquired	354,574
Less:
Acquisition costs	4,469
Fair value of common stock issued (6,840,361 shares)	329,774
Fair value of stock options/awards exchanged (733,077 options/awards)	20,331

Cash consideration	$—

     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$99,250	26 years
Core technology	83,810	13 years
Trademarks	20,590	10 years
Internally-developed software	200	7 years

Total intangible assets with finite lives	$203,850

          Acquisition of Biosite
     On June 29, 2007, we completed our acquisition of Biosite, a publicly-traded global medical diagnostic company utilizing a biotechnology approach to create products for the diagnosis of critical diseases and conditions. The preliminary aggregate purchase price was $1.8 billion, which consisted of $1.6 billion in cash, $68.8 million in estimated direct acquisition costs and $80.0 million of fair value associated with Biosite employee stock options which were exchanged as part of the transaction and income tax benefit on stock options. In connection with our acquisition of Biosite, we also recorded $45.2 million of compensation expense associated with unvested stock options.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$325,227
Property, plant and equipment	145,704
Goodwill	785,304
Intangible assets	665,280
In-process research and development	169,000
Other non-current assets	106,693

Total assets acquired	2,197,208

Current liabilities	126,063
Non-current liabilities	281,943

Total liabilities assumed	408,006

Net assets acquired	1,789,202
Less:
Acquisition costs	68,775

Cash settlement of vested stock options	51,503
Non-cash income tax benefits on stock options	2,574
Fair value of stock options exchanged (753,863 options)	25,879

Cash consideration	$1,640,471

     As part of the purchase price allocation, IPR&D projects have been valued at $169.0 million. These are projects that have not yet achieved technological feasibility as of the date of our acquisition of Biosite.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their and respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$348,100	1.5-22.5 years
Core technology	239,080	5-19.5 years
Trademarks	78,100	10.5 years

Total intangible assets with finite lives	$665,280

Joint Venture with P&G
     On May 17, 2007, we consummated a transaction with P&G to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, whereby we contributed our consumer diagnostic assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment to us of approximately $325.0 million. Under the terms of the joint venture agreement, we will continue to manufacture consumer diagnostic products and sell these products to the joint venture entity.
     Additionally, in conjunction with the joint venture, we entered into a transition services agreement with the joint venture entity, pursuant to which we will provide certain operational support services to the joint venture for a period of four years, subject to renewal or earlier termination under the terms of the agreement. Transitional services under such agreement will be provided for varying periods. As the final scope and periods of such arrangements are variable and not estimable, no profits from such services revenue have been assumed in the accompanying pro forma results.
     The historical financial results of the consumer business contributed to the joint venture include all direct and allocable costs associated with the business. Certain other costs not specifically attributable to the business, including corporate overhead expenses, interest income and expense, and certain other non-operating costs are not included in the historical results of the contributed consumer business.
Acquisition of Instant
     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant, a privately-owned distributor of rapid drugs of abuse diagnostic products used in the workplace, criminal justice and other testing markets. On December 28, 2007, we acquired the remaining 25% interest, bringing the aggregate purchase price to $60.8 million, which consisted of $38.9 million in cash, common stock with an aggregate fair value of $21.5 million, and $0.4 million in direct acquisition costs. In addition, we assumed and paid debt of $4.9 million. The operating results of Instant are included in our professional diagnostic products reporting unit and business segment.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (dollars in thousands):

Current assets	$9,012
Property, plant and equipment	141
Goodwill	43,715
Intangible assets	28,520

Total assets acquired	81,388

Current liabilities	4,273
Non-current liabilities	16,334

Total liabilities assumed	20,607

Net assets acquired	60,781
Less:
Acquisition costs	355
Fair value of common stock issued (463,399 shares)	21,530

Cash consideration	$38,896

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $4.9 million.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Trademarks	$3,170	5 years
Customer relationships	25,350	12 years

Total intangible assets with finite lives	$28,520

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:
A.	Represents elimination of sales and related cost of sales between Inverness and Instant.

B.	Reflects the reversal of amortization expense recorded by Instant related to pre-acquisition intangible assets written off in connection with the acquisition of Instant, net of amortization related to estimated intangibles acquired.

C.	Reflects the reversal of interest expense incurred by Instant related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Instant.

D.	Represents the recording of minority interest expense related to the 25% ownership in Instant not acquired by Inverness.

E.	Reflects elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

F.	Tax effect on the elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

G.	Reflects manufacturing revenue and related costs in conjunction with the manufacturing agreement entered into with the joint venture entity.

H.	Represents our 50% investment income from the joint venture entity, which is reported as equity earnings of unconsolidated entities, net of taxes.

I.	Tax effect on the profit resulting from the formation of the joint venture and related disposition of the consumer diagnostic business.

J.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology and trademarks as discussed in Note 1, acquired in connection with the acquisition of Biosite. The estimated fair values of acquired intangible assets in connection with the acquisition of Biosite and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$785,304	Indefinite
Customer relationships	348,100	1.5 - 22.5 years
Core technology	239,080	5 - 19.5 years
Trademarks	78,100	10.5 years

Total intangibles	$1,450,584

K.	Represents an adjustment to reverse the effect of a charge recorded for in-process research and development. This charge is directly related to the acquisition and non-recurring.

L.	Represents the reversal of $45.2 million of stock compensation and $22.1 million of transaction costs directly related to the Biosite acquisition which were non-recurring charges.

M.	Reflects interest expense incurred in connection with the acquisition of Biosite, including interest on the borrowings of $900.0 million under the First Lien Credit Agreement, $73.2 million under the related revolving line of credit, $250.0 million under the Second Lien Credit Agreement and $150.0 million under the Convertible Notes, net of interest saved from the repayment of the $150.0 million 8.75% senior subordinated notes.

N.	Reflects the reversal of the historical tax provisions of Biosite as a result of pro forma pretax losses incurred.

O.	Reflects amortization expense of the estimated value assigned to customer relationships, core technology, trademarks and internally-developed software as discussed in Note 1, acquired in connection with the acquisition of Cholestech. The estimated fair values of acquired intangible assets in connection with the acquisition of Cholestech and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$140,584	Indefinite
Customer relationships	99,250	26 years
Core technology	83,810	13 years
Trademarks	20,590	10 years
Internally-developed software	200	7 years

Total intangibles	$344,434

P.	Represents the reversal of $6.2 million of transaction costs directly related to the Cholestech acquisition which were non-recurring.

Q.	Reflects the reversal of the historical tax provisions of Cholestech as a result of overall pro forma pretax losses incurred.

R.	Reflects shares issued in connection with the Cholestech acquisition and incremental diluted shares related to the acquisition of Cholestech and Biosite. Such incremental dilutive shares represent the dilutive effect of options assumed and converted to Inverness options in connection with each transaction, computed on the treasury stock method.

S.	Represents the reclassification of the value of information systems core technology assets historically recorded by Matria as property plant and equipment to acquired in tangible and reflects amortization expense of the estimated value assigned to customer relationships, core technology, non-compete agreements and trademarks as discussed in Note 1, expected to be acquired in connection with the proposed acquisition of Matria. The estimated fair values of acquired intangible assets in connection with the proposed acquisition of Matria and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$1,046,653	Indefinite
Customer relationships	93,100	10 years
Core technology	24,461	7 years
Trademarks	3,100	7 years
Non-compete agreements	700	5 years

Total intangibles	$1,168,014

T.	Reflects the reversal of interest expense incurred by Matria related to pre-acquisition debt which was repaid by Inverness in connection with the proposed acquisition of Matria.

U.	Reflects the write off of unamortized debt issuance costs and administration fees as of January 1, 2007 totaling $6.6 million in connection with the Matria pre-acquisition debt repaid by Inverness in connection with the proposed acquisition of Matria. This amount is non-recurring and directly related to the acquisition and as a result has only been recorded in the pro forma balance sheet.

V.	Reflects the adjustment of the historical tax provisions of Matria as a result of pro forma pretax losses incurred.

W.	Reflects 3% dividend payment on Series B Preferred Stock issued in connection with the proposed Matria acquisition.

X.	Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the November 2007 public offering, as if such transaction occurred on January 1, 2007.

Y.	Represents estimated cash consideration of $143.3 million paid to shareholders of Matria in connection with the proposed acquisition of Matria.

Z.	Reflects payment of Matria related pre-acquisition debt of $282.7 million paid by Inverness in connection with the proposed acquisition of Matria.

AA.	Reflects the reversal of historical equity accounts of Matria.

AB.	Reflects estimated value of convertible preferred stock issued to Matria shareholders in connection with the proposed acquisition of Matria.

AC.	Reflects deferred tax liability recorded on value assigned to amortizable intangible assets acquired in the proposed acquisition of Matria.

AD.	Reflects the estimated value of options assumed in the proposed acquisition of Matria.

AE.	Reflects the estimated change in control benefits to be paid associated with the proposed Matria acquisition. This amount is non-recurring and directly related to the acquisition and as a result has only been recorded in the pro forma balance sheet.

AF.	Reflects reclass of expenses between operating expenses and cost of goods sold to create consistency in reporting with Inverness’ reported results.
NOTE 3 — PRO FORMA NET LOSS PER COMMON SHARE
     For the year ended December 31, 2007, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued or expected to be issued upon the closings of the respective acquisitions and the related financings, as if such transactions had occurred on January 1, 2007. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options, warrants, or preferred stock are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2007 because inclusion thereof would be antidilutive.